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Variable Annuity Application
Genworth Life and Annuity Insurance Company                                                           [Product Name]

                                                                                                      Please print using black ink.

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1. Individual Annuitant (Last, First, M.I.) Owner will be the same as Annuitant unless Owner is non-natural Owner. If Owner is not a U.S. citizen, attach IRS W-9 form; if non-resident alien, attach W8-BEN form instead.

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Gender   o M      Date of Birth (mm-dd-yyyy)             Social Security No.                          Telephone No.
         o F
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Mailing Address                                                City                                   State         Zip Code
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2. Individual Joint Annuitant (Last, First, M.I.) Joint Owner will be the same as Joint Annuitant unless Owner is non-natural
Owner.
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Gender   o M      Date of Birth (mm-dd-yyyy)             Social Security No.                          Telephone No.
         o F
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Mailing Address                                                City                                   State         Zip Code
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3. Owner - Complete only if Owner is non-natural; Name of Entity or Trust and Trustee
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Date of Trust (mm-dd-yyyy)             Tax ID No.                            Telephone No.
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Mailing Address                                         City                         State            Zip Code
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4. Primary Beneficiary (Last, First, M.I. or Name of Trust and Trustee)      Allocated %                            Gender o M
                                                                                                                           o F
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Date of Birth or Trust                 Relationship to                       Social Security
Date (mm-dd-yyyy)                      Annuitant                             No. or Tax ID No. (optional)
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Additional Beneficiary (Last, First, M.I. or Name of Trust and Trustee)  Allocated %        o Primary               Gender o M
                                                                                            o Contingent                   o F
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Date of Birth or Trust                 Relationship to                       Social Security
Date (mm-dd-yyyy)                      Annuitant                             No. or Tax ID No. (optional)
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Beneficiaries may be changed at any time by the Owner unless made irrevocable by checking this circle o.
Use a separate sheet signed by Owner(s) for additional beneficiaries.
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5. Purchase Payment Information: Total Amount Submitted $_______________ Expected 1035 or Transfer Amount $____________________
Genworth Life & Annuity reserves the right to only accept purchase payment within our minimum and maximum guidelines.
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6. Earliest Income Date _______________
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7. Payout Period:
Life with _______________ Year Period Certain
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8. Contract Type: Please select one contract type and the appropriate source of premium.
   o Non-Qualified
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                                                                            * Does not apply to reinvested SEP amounts. Your SEP
   o Qualified                   TSA                Profit     Other          is an IRA. Check applicable Transfer, Rollover or
     Contract         SEP  Roth  /403(b)            Sharing    Qualified      Conversion circle in this Section.
     Type        IRA  IRA* IRA   Annuity  Pension** /401(k)**  Plan        ** Investment Only
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Source of         o    o    o                                            New Contribution      Recharacterization:  o Yes  o No
Premium:          o         o      o         o         o         o       for Tax Year _________
(Select           o         o      o         o         o         o       Direct Transfer
  One)            o                o         o         o         o       Customer Rollover
                  o         o                                            Direct Rollover From o 401(a) o Gov't 457 Plan
                  o         o      o         o         o         o       o 40l(k) o TSA/403(b) o Other____________________
                                                                         Conversion/Reconversion
                                                                         Other______________________________________

Regular Mail: Genworth Life and Annuity Insurance Company . P.O. Box 85093 . Richmond, VA 23285-5093
Overnight Delivery: Genworth Life and Annuity Insurance Company . 6610 West Broad Street . Richmond, VA 23230-1702

40685 06/15/06                                              Page 1 of 2
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Variable Annuity Application                    --------------------------------
-------------------------------------------     Defined Contribution Plan
Genworth Life and Annuity Insurance Company     Contract #
                                                Participant ID #
                                                --------------------------------
                                                Please print using black ink.
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9. Fraud and Disclosure Statements

ARIZONA RESIDENTS, PLEASE NOTE: RIGHT TO EXAMINE On written request, the Company will provide to the Contract Owner within a reasonable time, reasonable factual information regarding the benefits and provisions of this Contract. If for any reason the Contract Owner is not satisfied, the Contract may be returned to the Company or producer within 10 days after delivery (or within 30 days after delivery if the Contract Owner is 65 years of age or older), and the Contract Value will be returned.

ARKANSAS, COLORADO, DISTRICT OF COLUMBIA, KENTUCKY, LOUISIANA, MAINE, NEW MEXICO, OHIO, OKLAHOMA, AND PENNSYLVANIA RESIDENTS, PLEASE NOTE: Any person who knowingly, and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

In Colorado, any insurance company, or agent of an insurance company, who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding, or attempting to defraud, the policyholder or claimant with regard to a settlement or award payable from insurance proceeds, shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

FLORIDA RESIDENTS, PLEASE NOTE: Any person who knowingly, and with intent to injure, defraud, or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree.

NEW JERSEY RESIDENTS, PLEASE NOTE: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.
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10. Owner Signature(s) and Authorization - READ CAREFULLY and COMPLETE ALL
    INFORMATION

All statements made in this application are true to the best of my/our knowledge and belief, and the answers to these questions, together with this agreement, are the basis for issuing the contract(s). I/we agree to all terms and conditions as shown. I/we agree that no one, except a President or Vice President of the Company can change the annuity contract(s). Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance may be guilty of a crime and may be subject to fines and confinement in prison.

1. Will the proposed annuity(ies) replace and/or change any
   existing annuity or insurance contract(s)?......................> o Yes o No

2. Do you have any existing life insurance policy(ies) or
   annuity contract(s)?............................................> o Yes o No

(If the answer to either of the questions above is yes, replacement forms and/or additional forms may be required. Check for specific state requirements.)

I/we verify our understanding that ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT(S), WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS, ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT. I/WE HAVE RECEIVED, AND UNDERSTAND THE PROSPECTUSES FOR THIS ANNUITY(IES). I/we understand that the contract value(s) may increase or decrease depending on the investment return of the Investment Subaccount(s). [I/we understand that an Allocation Form must be completed and it is incorporated by reference. I/we believe this contract(s) and Investment Allocations will meet my insurance needs and financial objectives]. The undersigned have read and understand the appropriate fraud and disclosure statement in Section 11 - Fraud and Disclosure Statements, above.

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> Signature of Individual Annuitant                   Date (mm-dd-yyyy)
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> Signature of Individual Joint Annuitant             Date (mm-dd-yvyy)
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> Signature and Title of Non-natural Owner            Date (mm-dd-yvyy)
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> State in Which Enrollment Form Signed - MUST BE COMPLETED
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11. Representative(s) Information and Signature(s) - READ CAREFULLY and
    COMPLETE ALL INFORMATION

Do you have reason to believe that the proposed annuity(ies) will replace any existing annuity or insurance contract(s)? o Yes o No

Does the applicant have any existing life insurance policy(ies) or annuity contract(s)? o Yes o No

(If the answer to either of the questions above is yes, replacement forms and/or additional forms may be required. Check for specific state requirements.)
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Representative Name*                         Social Security No. or Tax ID
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Broker/Dealer Name                           Email Address
Branch #
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Address                          City           State        Zip Code
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Telephone No.                 Fax No.
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> Representative
  Signature
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* Use a separate sheet for split commissions. Please provide all agent information listed above including commission split percentages.

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Regular Mail                  For Inquiries and/or Questions     Overnight Delivery
------------                  ------------------------------     ------------------
Genworth Life and Annuity     Internet: genworth.com             Genworth Life and Annuity
 Insurance Company            Toll Free: 800 352.9910            Insurance Company
P.O. Box 85093                                                   6610 West Broad Street
Richmond, VA 23285-5093                                          Richmond, VA 23230-1702
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40685 06/15/06                     Page 2 of 2